SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2003

XTO ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10662	75-2347769
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 Houston Street, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

(817) 870-2800

(Registrant’s telephone number, including area code)

Item 5. Other Events.

Purchase of Raton Basin, Hugoton Field and San Juan Basin Properties

On May 30, 2003, the Company issued a news release with respect to completion of the previously announced acquisition of natural gas and coal bed methane producing properties in the Raton Basin of Colorado, the Hugoton Field of southwestern Kansas and the San Juan Basin of New Mexico, from units of Williams of Tulsa, Oklahoma for $381 million. The final closing price reflects adjustments of $17 million for net revenues and other items from the effective date of the transaction and $2 million for preferential right elections. The Company’s internal engineers estimate proved reserves to be 308 billion cubic feet of natural gas of which 77% are proved developed. Beginning June 1, 2003, the acquired properties will contribute about 60 million cubic feet per day of natural gas to the Company’s production.

A copy of the news release is filed as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibit is filed as part of this Current Report of Form 8-K:

Exhibit Number and Description

99.1 News Release dated May 30, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTO ENERGY INC.

Date: June 3, 2003	By:	/s/ BENNIE G. KNIFFEN
Bennie G. Kniffen Senior Vice President and Controller